                  VOLKSWAGEN CREDIT AUTO MASTER TRUST 1996-1

------------------------------------------------------------------------------

                Distribution Date Statement: November 15, 1996



a. Aggregate Amount of Collections                              $226,860,649.38
   Aggregate Amount of Interest Collections                     $  2,972,157.74
   Aggregate Amount of Principal Collections                    $223,688,478.63
   Investment Proceeds                                              $200,013.01

b. Series Allocation Percentage                                         100.00%
   Floating Allocation Percentage                                       100.67%
   Fixed Allocation Percentage                                              N/A

c. Total Amount Distributed on Series 1996-1                      $1,789,865.73

d. Amount of Such Distribution Allocable to Principal on 1996-1           $0.00

e. Amount of Such Distribution Allocable to Interest on 1996-1    $1,789,865.73

f. Investor Default Amount                                                $0.00

g. Draw Amount                                                            $0.00

h. Investor Charge Offs Amounts of Reimbursements                         $0.00
                                                                          $0.00
i. Monthly Servicing Fee                                                  1.00%

j. Expected Controlled Distribution Amount                                $0.00

k. Invested Amount                                              $336,059,074.76

l. Pool Factor                                                          110.99%

m. Available Subordinated Amount                                 $57,124,423.47

n. Reserve Fund Balance                                           $1,875,000.00

o. Principal Funding Account Balance                                      $0.00
   Yield Supplement Account Balance                               $1,875,000.00

VW CREDIT, INC. -- SERVICER       13-NOV-96
              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1
                MONTHLY SERVICER REPORT INPUT AND SUMMARY PAGE
               -----------------------------------------------

TRANSACTION SUMMARY                                From               To      Days
-------------------                               --------           ----     ----
Current Interest Period                           10/15/96          11/14/96   31

Series Allocation Percentage

Initial Principal Balance                        $375,000,000.00
Outstanding Principal Balance                    $375,000,000.00
Principal Balance of Receivables for
 Determination Date                              $421,345,624.74
Amount Invested in Receivables on
 Series Issuance Date                            $375,000,000.00
Initial Invested Amount                          $302,783,365.01
Invested Amount at the
 Beginning of Period                             $375,000,000.00
Invested Amount                                  $336,059,074.76
Required Subordinated
 Amount                                          $ 57,124,423.47
Excess Funded Amount                             $ 38,940,925.24

Available Subordinated Amount
 (previous period)                               $ 57,617,132.30
Inremental Subordinated Amount
 (previous period)                               $ 19,389,246.28


RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit         $  1,875,000.00
Yield Supplement Account Beginning Balance       $  1,875,000.00
Yield Supplement Account Required Amount         $  1,875,000.00

Reserve Fund Initial Deposit                     $  1,875,000.00
Reserve Fund Required Amount                     $  1,875,000.00
Reserve Fund Beginning Balance                   $  1,875,000.00

Outstanding Carryover Amount -
 Beginning Balance                               $          0.00
Yield Supplement Account Draw Amount             $          0.00
Outstanding Carryover
 Amount - Ending Balance                         $          0.00
Yield Supplement Account Balance -
 Ending Balance                                  $  1,875,000.00
Yield Supplement Account Required
 Deposit Amount                                  $          0.00

Reserve Fund Draw Amount                         $          0.00
Reserve Fund Ending Balance                      $  1,875,000.00
Reserve Fund Required Deposit Amount             $          0.00

1-month LIBOR Rate (annualized)                       5.3828100%
Certificate Coupon  (annualized)                      5.5428100%
Prime Rate (annualized)                               8.2500000%
Servicing Fee Rate (annualized)                           1.000%

Excess Spread                                         2.0071900%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period          $372,511,831.91
Pool Balance at the Ending of Period             $406,625,861.22
Average Aggregate Principal Balance              $389,568,846.57

Aggregate Principal Collections                  $223,688,478.63
New Principal Receivables                        $257,802,507.94
Receivables Added for Additional Accounts        $ 10,348,256.04
Investor Default Amount                          $          0.00
Net Losses                                       $          0.00
Monthly Interest Accrued, but not Paid           $          0.00
Ineligible Receivables                           $          0.00
Ineligible Receivables in
 Prior Collection Period                         $          0.00
Defaulted Receivables in Ineligible
 and Overconc. Accounts                          $          0.00

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off            $          0.00
Spread Over Prime for Portfolio                            0.30%
Weighted Average Interest Rate                             8.55%

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance
 (annualized)                                                0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
----------------------------------

Used Vehicle Receivables' Balance                   $30,435,635.53
Used Vehicle Percentage                                     7.485%
Used Vehicle Percentage During Last
 Collection Period                                          7.764%
Early Amortization Event?                                       NO
Largest Dealer or Dealer Affiliation Balance        $15,107,024.15
Largest Dealer Percentage                                   4.055%

Aggregate Principal Amount of Receivables
 of Dealers over 2%                                  $9,651,414.92
Aggregate % Principal Amount of
 Receivables of Dealers over 2%                             2.374%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                    $226,860,649.38
Aggregate Amount of Interest Collections             $2,972,157.74
Investment Proceeds                                    $200,013.01
Aggregate Amount of Principal Collections          $223,688,478.63
Asset Receivables Rate                                      7.844%
Use Asset Receivables Rate?                                   NO
Carryover Amount (this Distribution Date)                      N/A
Total Carryover Amount                                         N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                 57.42%
Previous Collection Period
 Monthly Payment Rate                                50.86%
Monthly Payment Rate 3 months ago                    42.10%
3-month Average Payment Rate                         50.13%
12-month Minimum Payment Rate                        42.10%
Early Amortization Event?                            NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                YES
Last Day of Revolving Period                            N/A
Invested Amount as of Last Day
 of Revolving Period                                    N/A
Accumulation Period Length (months)                     N/A
First Accumulation Date                               TO BE
                                                    DETERMINED
Expected Final Payment Date                             N/A
Required Participation Percentage                     4.00%
Principal Funding Account Balance                            $0.00
Principal Payment Amount                                     $0.00
Controlled Deposit Amount                                    $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
------------------
i.    Monthly Interest Distribution                  $1,789,865.73
ii.   Monthly Servicing Fee Distribution               $280,049.23
iii.  Reserve Fund Deposit Amount
        Distribution                                         $0.00
iv.   Investor Default Amount Distribution                   $0.00
v.    Outstanding Carryover Amount Distribution              $0.00
vi.   Yield Supplement Account Deposit Amount
       Distribution                                          $0.00
                                                             -----
Excess Servicing                                       $922,095.11

Excess Servicing (Previous Period)                     $764,395.17

DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                             $0.0
Draw Amount                                                   $0.0


              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1
                                    Summary
                                    -------

                  Collections                Accrual        Distribution
                  -----------               --------       -------------
From:               15-Oct-96
To:                 14-Nov-96
Days:                      30

 LIBOR Rate        5.3828100%
  (1 month)

Series #            1     Active
VCI Rating:        N/A

              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                       Series                                        Excess          Required        Required       Outstanding
Series     Series    Allocation     Invested       Subordinated      Funded        Participation   Participation    Certificate
Number      Name     Percentage      Amount           Amount         Amount         Percentage         Amount         Balance
-----      ------    ----------     --------       -----------       ------        -------------   -------------    -----------
  Trust                            $336,059,074.76  $57,124,423.47   $38,940,925.24      N/A        $13,442,362.99
 1 Series 1996-1        100%       $336,059,074.76  $57,124,423.47   $38,940,925.24     4.00%       $13,442,362.99  $375,000,000.00


VW CREDIT, INC. -- SERVICER                                               PAGE 3
13-NOV-96

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------


INITIAL AMOUNTS                                                                      EXCESS SPREAD CALCULATION
------------------------------------                                          ---------------------------------------
Initial Invested Amount                   $302,783,365.01                     Weighted Average Rate Charged to          8.55%
                                                                               Dealers
Invested Amount                           $336,059,074.76                     LIBOR                                     5.38%
Controlled Accumulation Amount            $          0.00                     Certificate Rate (LIBOR+16 b.p.)          5.54%
Required Subordinated Amount              $ 57,124,423.47                     Servicing Fee Rate                        1.00%
Annualized Servicing Fee Rate                        1.00%                    Investor Net Losses                       0.00%
                                                                                                                        ----
First Controlled Accumulation Date       TO BE DETERMINED                     Excess Spread                             2.01%
Accumulation Period Length (months)            N/A
Expected Final Payment Date                    N/A
Initial Settlement Date                         28-Mar-96
Required Participation Percentage                    4.00%
Subordinated Percentage                             14.29%


SERIES 1996-1 MONTHLY REPORTING
-------------------------------
                                                                                   REQUIRED             EXCESS
                                          SERIES 1996-1        INVESTED          SUBORDINATED          FUNDING
PRINCIPAL RECEIVABLES                         TOTAL             AMOUNT              AMOUNT              AMOUNT
------------------------------------     ----------------   ---------------   ------------------  ------------------
Series Allocation Percentage                       100.00%
------------------------------------
Beginning Balance                         $302,783,365.01   $375,000,000.00       $57,124,423.47    $  38,940,925.24
  Floating Allocation Percentage                   100.67%           100.67%
  Fixed Allocation Percentage                  N/A

Principal Collections                     $223,688,478.63   $223,688,478.63          N.A.                N.A.
New Principal Receivables                 $257,802,507.94   $257,802,507.94          N.A.                N.A.
Principal Default Amounts                 $          0.00   $          0.00          N.A.                N.A.
Receivables Added for Additional
 Accounts                                 $          0.00   $ 10,348,256.04          N.A.                N.A.
Controlled Deposit Amount                 $          0.00               N/A          N.A.                N.A.
Principal Allocation Percentage
"Pool Factor"                                110.98993987%

Ending Balance                            $336,897,394.32   $409,114,029.31       $69,542,544.20     ($34,114,029.31)
  Floating Allocation Percentage                    82.85%           100.61%


NON-PRINCIPAL RECEIVABLES
------------------------------------

Interest Collections                      $  2,992,010.07
Recoveries on Receivables Written
 Off                                      $          0.00
Investment Income                         $    200,013.01


VW CREDIT, INC. -- SERVICER                                               PAGE 4
13-NOV-96

VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

SERVICING CERTIFICATE
----------------------------------------




SUBORDINATED AMOUNT & RESERVE FUND           CURRENT         PREVIOUS
----------------------------------------  --------------  --------------

Available Subordination Amount            $57,617,132.30             N/A
 (Previous)
  Required Subordination Draw Amount      $         0.00             N/A
  Reserve Fund Funds to Inv. Default
   Amount                                 $         0.00             N/A
  Excess Servicing (Previous Period)      $   764,395.17  $   907,593.64
                                          --------------
(a) Available Subordinated Amount?        $58,381,527.47             N/A

(b) Available Subordinated Amount?        $48,008,439.25             N/A

Available Subordinated Amount             $57,124,423.47  $57,617,132.30

Incremental Subordinated Amount           $ 9,115,984.22  $14,362,365.87
  Overconcentration Amount                $ 9,651,414.92  $15,461,160.88

Beginning Reserve Fund Balance            $ 1,875,000.00  $ 1,875,000.00
Reserve Fund Required Balance             $ 1,875,000.00  $ 1,875,000.00
Reserve Fund Draw                         $         0.00             N/A
Reserve Fund Required Deposit             $         0.00             N/A
Reserve Fund Deposit Amount               $         0.00             N/A
Reserve Fund Release                      $         0.00             N/A
Ending Reserve Fund Balance               $ 1,875,000.00  $ 1,875,000.00

REQUIRED INTEREST DISTRIBUTIONS
----------------------------------------

Available Interest Collections            $ 2,972,157.74  $ 2,975,139.21
  Certificateholder Interest Collections  $ 2,992,010.07  $ 2,786,686.51
  Subordinate Interest Collections        $   455,778.27  $   428,162.36
Investment Income                         $   200,013.01  $    94,750.12
Reserve Fund Balance                      $ 1,875,000.00  $ 1,875,000.00
                                          --------------
Total Interest  Available                 $ 5,522,801.35  $ 5,184,598.99

Interest Shortfall                        $         0.00             N/A
Additional Interest                       $         0.00             N/A
Carry-over Amount                         $         0.00             N/A
Carry-over Shortfall                      $         0.00             N/A
Additional Carry-over Shortfall           $         0.00             N/A

Monthly Servicing Fee                     $   324,640.71  $   322,029.84
Investor Monthly Servicing Fee            $   280,049.23  $   252,319.47